Exhibit 5.1

April 30, 2026

FiEE, Inc.

3-33, 2-chome Utajima, Nishiyodogawa District

Osaka, Japan

Ladies and Gentlemen:

We have acted as counsel to FiEE, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of up to $30 million of the following securities:

(i)	shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

(ii)	shares of a series of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

(iii)	warrants to purchase shares of Common Stock or shares of a series of Preferred Stock (the “Warrants”); and

(iv)	units comprised of any combination of shares of Common Stock, shares of a series of Preferred Stock, or Warrants (the “Units” and each, a “Unit” and the Units, together with the shares of Common Stock, shares of a series of Preferred Stock, and Warrants, collectively the “Securities”).

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined the following (collectively, the “Documents” and each, a “Document”): (i) the Registration Statement, including the exhibits filed therewith; (ii) the prospectus included in the Registration Statement relating to the Securities; (iii) the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 22, 2009, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on November 16, 2015, as amended by the Certificate of Designation of Series A Junior Participating Preferred Stock of the Company as filed with the Secretary of State on November 16, 2015, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on July 25, 2019, as amended by the Certificate of Amendment to the Amended and Restated Certificate of

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April 30, 2026

Incorporation of the Company as filed with the Secretary of State on June 2, 2021 (the “June 2, 2021 Amendment”), as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 3, 2021, as corrected by the Certificate of Correction of Certificate of Amendment of the Company as filed with the Secretary of State on June 30, 2021 nullifying the June 2, 2021 Amendment, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on July 23, 2021, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on March 31, 2023, as amended by the Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of the Company as filed with the Secretary of State on January 26, 2024, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on March 6, 2024, as amended by the Amended and Restated Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of the Company as filed with the Secretary of State on October 8, 2024, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on February 27, 2025, and as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on August 1, 2025, providing for the Second Amended and Restated Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of the Company (the “Certificate of Incorporation”); (iv) the Second Amended and Restated Bylaws of the Company adopted March 28, 2025 (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”); and (v) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) by unanimous consent in lieu of a meeting on March 13, 2026 relating to the Registration Statement. We have not independently established any of the facts upon which we have so relied.

For purposes of rendering our opinions below, we have not reviewed any document other than the Documents and assume that there exists no provision in any document relating to the matters covered by our opinions below that we have not reviewed that is inconsistent with the Documents or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the Documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

For the purposes of this opinion letter, we have assumed, without investigation, that: (i) each Document is accurate and complete; (ii) each Document that is an original is authentic; (iii) each Document that is a copy conforms to an authentic original; and (iv) all signatures on each Document are genuine. We have further assumed: (i) the legal capacity and competency of natural persons; (ii) that the Company has all necessary power and authority (corporate or otherwise) to authorize, execute, and deliver the Securities and any definitive purchase, underwriting, or similar agreement relating thereto; (iii) each party to the Documents is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (iv) each party to the Documents (A) has the legal capacity, power, and authority to execute, deliver, and perform its obligations under the Documents to which it is a party, (B) has taken all action necessary to duly authorize the execution, delivery, and filing (if applicable) of, and the performance of its obligations under, the Documents to which it is a party, and (C) has duly executed and delivered the Documents to which it is a party; (v) the Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; (vi) that any amendment and/or restatement of any of the Documents was accomplished in accordance with, and was permitted by, the relevant provisions of such document and applicable law; and (vii) that the issuance of the Securities will not (A) result in the issuance of the Securities to an “interested stockholder” (within the meaning of Section 203(c) of the General Corporation Law of the State of Delaware (the “DGCL”) and hereinafter referred to as an “Interested Stockholder”), (B) increase the proportionate share of Common Stock, any series of Preferred Stock, or other securities held by an Interested Stockholder, or (C) confer a benefit, directly or indirectly (except proportionally as a stockholder of the Company) of any financial benefit (other than those expressly permitted by Section 203(c)(3)(i)–(iv) of the DGCL) on an Interested Stockholder. We have not verified any of the foregoing assumptions.

FiEE, Inc.

April 30, 2026

Our opinions set forth below are limited to: (i) solely in connection with the opinions given in numbered paragraphs 1, 2, and 5(a) below, the DGCL; and (ii) solely in connection with the opinions given in numbered paragraphs 3, 4, 5(b), and 5(c) below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of: (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered and issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be offered, issued, and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, any required post-effective amendment thereto, and the applicable prospectus supplement; (iv) the Board of Directors and/or any duly authorized committee (or subcommittee) shall not have rescinded or otherwise modified its authorization of any such offering, issuance, or sale of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; (vi) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered, issued, or sold as contemplated by the Registration Statement, any required post-effective amendment thereto, and the applicable prospectus supplement will be validly authorized, executed, and delivered by the Company and each other party thereto; (vii) the Company will have sufficient authorized, unissued, and unreserved shares of Common Stock and/or Preferred Stock, as applicable, to offer, issue, and sell (A) shares of Common Stock or shares of Preferred Stock, (B) shares of Preferred Stock that are convertible into shares of Common Stock, or (C) Warrants or Units that are convertible, exchangeable, or exercisable for, or comprised of, shares of Common Stock or Preferred Stock, to permit the issuance of such shares or such shares, Warrants, or Units; (viii) the contractual provisions of the Warrants and the warrant agreement setting forth the terms of such Warrants are governed by New York law; and (ix) additional qualifications and other matters set forth below, it is our opinion that:

1. With respect to a share of Common Stock, when: (i) the terms of the offer, issuance, and sale of such share of Common Stock (including the number of shares of Common Stock to be issued, the time period during which shares of Common Stock may be issued, and the consideration for which such shares of Common Stock may be acquired from the Company) have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee (or subcommittee) thereof in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Company receives the consideration for such share of Common Stock as has been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized committee (or subcommittee) thereof and that is at least equal to the par value of such share; (iii) either (A) upon the issuance of such share of Common Stock, such share is evidenced by a certificate duly executed and delivered, or (B) the Board of Directors and/or a duly authorized committee (or subcommittee) thereof has adopted a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such share of Common Stock, and, within a reasonable time after the issuance of such uncertificated share, the registered owner thereof shall be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; and (iv) the issuance of such share of Common Stock is properly recorded in the stock ledger of the Company, such share of Common Stock will be validly issued, fully paid, and nonassessable.

FiEE, Inc.

April 30, 2026

2. With respect to a share of Preferred Stock, when: (i) either (A) the Board of Directors and/or a duly authorized committee (or subcommittee) thereof has duly adopted resolutions pursuant to the authority expressly vested in the Board of Directors by the “blank check” provisions of the Certificate of Incorporation setting forth the designations, powers, preferences, and relative, participating, optional, other, or special rights, if any, and the qualifications, limitations, or restrictions, if any, of the share of the relevant series of Preferred Stock, and such resolutions adopted by the Board of Directors and/or a duly authorized committee (or subcommittee) thereof have been set forth in a certificate of designations including the number of shares of the relevant series of Preferred Stock as to which such resolutions apply, and such certificate of designations has been executed, acknowledged, and filed and become effective in accordance with Section 103 of the DGCL or (B) a certificate of amendment of the Certificate of Incorporation or an amended and restated certificate of incorporation, in either case, setting forth the designations, powers, preferences, and relative, participating, optional, other, or special rights, if any, and the qualifications, limitations, or restrictions, if any, of the shares of the relevant series of Preferred Stock has been duly authorized and approved by the Board of Directors and the stockholders of the Company in accordance with the DGCL and executed, acknowledged, and filed and become effective in accordance with Section 103 of the DGCL; (ii) the terms of the offer, issuance, and sale of such share of the relevant series of Preferred Stock (including the number of shares of the relevant series of Preferred stock to be issued, the time period during which shares of the relevant series of Preferred Stock may be issued, and the consideration for which such shares of the relevant series of Preferred Stock may be acquired from the Company) have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee (or subcommittee) thereof in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Company receives the consideration for such share of the relevant series of Preferred Stock as has been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee (or subcommittee) thereof and that is at least equal to the par value of such share; (iv) either (A) upon the issuance of such share of the relevant series of Preferred Stock, such share is evidenced by a certificate duly executed and delivered, or (B) the Board of Directors and/or a duly authorized committee (or subcommittee) thereof has adopted a resolution providing that all shares of the relevant series of Preferred Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such share, and, within a reasonable time after the issuance of such uncertificated share, the registered owner thereof shall be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; and (v) the issuance of such share of the relevant series of Preferred Stock is properly recorded in the stock ledger of the Company, such share of the relevant series of Preferred Stock will be validly issued, fully paid, and nonassessable.

3. With respect to a Warrant, when: (i) such Warrant has been created and terms of such Warrant (including, to the extent that such Warrant entitles the holder thereof to acquire from the Company shares of Common Stock or Preferred Stock, the number of shares of Common Stock or the relevant series of Preferred Stock issuable upon exercise of such Warrant, and the times or times at or within which and the consideration for which any such shares may be acquired from the Company upon the exercise of such Warrant), the terms of the offer, issuance, and sale of such Warrant, and the execution, delivery, and performance by the Company of a warrant agreement setting forth the terms of such Warrant, in each case, have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee (or subcommittee) thereof in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Company receives the consideration for such Warrant as has been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee (or subcommittee) thereof; (iii) the warrant agreement setting forth the terms of such Warrant (including, to the extent that such Warrant entitles the holder thereof to acquire from the Company shares of Common Stock or Preferred Stock, the number of shares of Common Stock or the relevant series of Preferred Stock issuable upon exercise of such Warrant and the time or times at or within which and the consideration for which any such shares may be acquired from the Company upon the exercise of such Warrant) has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with

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April 30, 2026

its terms; and (iv) such Warrant or certificates representing such Warrant, as the case may be, have been duly executed, authenticated (if required), issued, and delivered as contemplated by the Registration Statement, any required post-effective amendment thereto, and any prospectus supplement relating thereto and in accordance with the terms of the applicable warrant agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable warrant agreement and the applicable definitive purchase, underwriting, or similar agreement duly authorized by the Board of Directors and/or a duly authorized committee (or subcommittee) thereof and enforceable against the parties thereto in accordance with its terms, such warrant agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

4. With respect to a Unit, when: (i) the terms of the shares of Common Stock, shares of Preferred Stock, and/or Warrants, as applicable, comprising any Units offered pursuant to the Registration Statement, any required post-effective amendment thereto, and the applicable prospectus supplement and the creation of such Units and terms of the offer, issuance, and sale of such Units (including, to the extent such Unit is comprised of shares of Common Stock or Preferred Stock, the number of shares of Common Stock or the relevant series of Preferred Stock that may be issued, the time period during which shares of Common Stock or the relevant series of Preferred Stock may be issued, and the consideration for which such shares of Common Stock or the relevant series of Preferred Stock may be acquired from the Company and, to the extent such Unit is comprised of Warrants entitling the holder thereof to acquire shares of Common Stock or Preferred Stock, the number of shares of Common Stock or the relevant series of Preferred Stock issuable upon exercise of the Warrants, and the time or times at or within which and the consideration for which any shares may be acquired upon the exercise of such Warrants) have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee (or subcommittee) thereof in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) any share of Common Stock or Preferred Stock that forms a part of such Units is validly issued, fully paid, and nonassessable, as contemplated in numbered paragraphs 1 or 2 above, respectively; and (iii) any Warrant that forms a part of such Units and the warrant agreement setting forth the terms of such Warrant constitute binding obligations of the Company, as contemplated in numbered paragraph 3 above, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

5. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion, or exchange of any other Securities (the “Initial Securities”) pursuant to the terms of the Issuable Securities, when: (i) the terms of the offer, issuance, and sale of the Issuable Securities have been duly authorized, approved, and documented as provided in numbered paragraphs 1 through 4 above, as the case may be, and assuming that the Issuable Securities (other than shares of Common Stock and shares of Preferred Stock) are governed by the laws of New York; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion, or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement, any required post-effective amendment thereto, and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule, or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (a) to the extent the relevant Issuable Securities are shares of Common Stock or shares of the relevant series of Preferred Stock, such Issuable Securities will be validly issued, fully paid, and nonassessable, (b) to the extent the relevant Issuable Securities are Units, such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with

FiEE, Inc.

April 30, 2026

their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity), and (c) to the extent that the relevant Issuable Securities are Warrants, the warrant agreement setting forth the terms of such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP